Exhibit 3.312

Form	BCA-2.10
ARTICLES	OF INCORPORATION
(Rev.	Jan 1995)
George	H. Ryan
Secretary	of State
Department	of Business Services
Springfield,	IL 62756
Payment	must be made by certified check, cashier’s check, Illinois attomey’s check Illinois C.P.A’s check or money order, payable to “secretary of States.
This	space for use by Secretary of State
FILED
NOV	19 1998
GEORGE	H. RYAN
SECRETARY	OF STATE
SUBMIT	IN DUPLICATE !
This	space for use by
Secretary	of State
Date	11-19-[ILLEGIBLE]
Franchise	Tax $25.00
Filing	Fee $75.00
Approved:	[ILLEGIBLE]
1.	CORPORATE NAME: OHS of Hartgrove, Inc.
(The	corporate name must contain the word “corporation’, “company,” incorporated,” “limited” or an abbreviation thereof.)
2.	Initial Registered Agent: C T CORPORATION SYSTEM
Initial	Registered Office: First Name Middle Initial Last Name
C/O	C T CORPORATION SYSTEM, 208 S. La Salle Street.
Number	Street Suite#
Chicago,	IL 60604 Cook
City	ZipCode County
3.	Purpose or purposes for which the corporation is organized:
(If	not sufficient space to cover this point, add one or more sheets of this size.)
Own	and operate a behavioral health facility.
4.	Paragraph 1: Authorized Shares, Issued Shares and Consideration Received:
Class	Common
Par	Value per Share
Number	of Shares Authorized
Number	of Shares Proposed to be issued
Consideration	to be Received Therefor
$1.00	1,000 200 $200.00
TOTAL=	$ 200.00
Paragraph	2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect
the	shares of each class are:
(If	not sufficient space to cover this point, add one or more sheets of this size.)
None
602	l—990—7
(ILL.	— 548 — 12/27/94) [ILLEGIBLE]
(over)
EXPEDITE
NOV	1 9 1998
SECRETARY	OF STATE

5. OPTIONAL:

(a) Number of directors constituting the Initial board of directors of the corporation: 3.

(b) Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:

Name Residential Address City, State, ZIP

Alan B. Miller 57 Crosby Brown Road, Gladwyne, PA 19035

Kirk E. Gorman 1566 Hancock Lane, Wayne, PA 19087

Thomas J. Bender 407 Rock Creek Circle, Berwyn, PA 19312

6. OPTIONAL:

(a) It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be: $

(b) It is estimated that the value of the property to be located within the State of Illinois during the following year wilt be: $

(c) It is estimated that the gross amount or business that will be transacted by the corporation during the following year will be: $

(d) It is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during the following year will be: $

7.OPTIONAL: OTHER PROVISIONS

Attach a separate sheet of this size for any other provision to be included in the Articles of

Incorporation , e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.

8. NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)

The undersigned Incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated November ,17 1998.

Signature and Name Address

1.

Signature 1. Street

Bruce R. Gilbert

(Type or Print Name) City/Town State Zip Code

2. 2.

Signature Street

Sherrie L. Hedrick

(Type or Print Name) City/Town State Zip Code

3. 3.

Signature Street

(Type or Print Name) City/Town State Zip Code

(Signatures must be in BLACK INK on original document. Carbon copy, photocopy or rubber stamp signatures may only [ILLEGIBLE] used on conformed copies.)

NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and [ILLEGIBLE] execution shall be by Its president or vice president and verified by him, and attested by Its secretary or assistant secretary.

FEE SCHEDULE

• The initial franchise tax is assessed at the rate of 15/100 of 1 percent ($1.50 per $1,000) on the paid-in capital represented in this state, with a minimum of $25.

• The filing fee is $75.

• The minimum total due (franchise tax + filing fee) is $100.

(Applies when the Consideration to be Received as set forth in Item 4 does not exceed $16,667)

• The Department of Business Services In Springfield will provide assistance in calculating the total fees if necessary.

Illinois Secretary of State Springfield, IL 62756

Department of Business Services Telephone (217) 782-9522 or 782-9523